UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2014

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2014, Six Flags Entertainment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were voted on and the final results for the votes regarding each proposal are set forth below.

1.     Election of Directors. The following seven nominees were elected to the Board of Directors of the Company to serve for the ensuing year and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Kurt M. Cellar	77,060,462	876,593	7,223,466
Charles A. Koppelman	76,905,604	1,031,451	7,223,466
Jon L. Luther	76,910,606	1,026,449	7,223,466
Usman Nabi	77,623,207	313,848	7,223,466
Stephen D. Owens	76,861,233	1,075,822	7,223,466
James Reid-Anderson	76,555,733	1,381,322	7,223,466
Richard W. Roedel	77,666,663	270,392	7,223,466

2.    Advisory Vote to Ratify Independent Accounting Firm. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014 was ratified on an advisory basis.

For	Against	Abstain	Broker Non-Vote
84,785,906	197,495	177,120	—

 3.    Advisory Vote to Approve Executive Compensation. The compensation paid to the Company's named executive officers was approved on an advisory basis.

For	Against	Abstain	Broker Non-Vote
71,474,042	6,084,716	378,297	7,223,466

Item 8.01     Other Events.

     On May 8, 2014, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.47 per share of common stock. The dividend will be payable June 9, 2014 to shareholders of record as of May 28, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                 Exhibits

99.1                        Press Release Announcing Quarterly Cash Dividend, dated May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General
Counsel
Date: May 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Quarterly Cash Dividend, dated May 8, 2014

4